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                                  AMENDMENT NO. 3
                                         TO
                              SCOTT TECHNOLOGIES, INC.
                     401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES


              THIS AMENDMENT NO. 3 is made this 29 day of June, 1999, by SCOTT TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company").

                                W I T N E S S E T H:

              WHEREAS, the Company amended and restated the Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees (hereinafter referred to as both "Plan" and "Trust and Plan"), effective as of January 1, 1998; and


              WHEREAS, the Company reserved the right, pursuant to Section 20.1 of the Plan, to make certain amendments thereto; and


              WHEREAS, it is the desire of the Company to amend the Plan in order to provide for a July transition period during which no purchases of shares of the Company's common stock shall be made pursuant to investment directions and to eliminate the restriction on future investment in the Common Stock Fund by employees of Interstate Electronics Corporation; and


              WHEREAS, it is the desire of the Company to further amend the Plan in order to bring it into compliance with the Family and Medical Leave Act;


              NOW, THEREFORE, pursuant to Section 20.1 of the Plan, the Company hereby amends the Plan as follows:


              (1) Effective as of July 9, 1999, Section 4.5 of Article IV of the Plan is hereby amended by the deletion of subparagraph (e) of said Section
4.5 and the substitution in lieu thereof of a new subparagraph (e) to read as follows:

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              "(e)   No Interstate Employee may direct the Trustee to purchase
                     any Shares for his accounts during the July Transition Period (as defined in Section 7.10 hereof)."

              (2) Effective as of January 1, 1998, Section 6.1 of Article VI of the Plan is hereby amended by the addition at the end of the first paragraph of a new sentence to read as follows:

       "Notwithstanding the foregoing, a participant who is on unpaid leave which is provided in accordance with the Family and Medical Leave Act on an allocation date shall be deemed to be actively employed on such allocation date."

              (3) Effective as of July 9, 1999, Article VII of the Plan is hereby amended by the addition at the end thereof of a new Section 7.10 to read as follows:

              "7.10 No investment directions made pursuant to this Article which direct the Trustee to purchase Shares shall be implemented during the July Transition Period; provided, however, that purchases of Shares initiated immediately prior to the July Transition Period may be settled. During the July Transition Period any such directed investments will be made in the Balanced Fund in lieu of being made in the Common Stock Fund. For purposes of this Trust and Plan, the words 'July Transition Period' shall mean the period which commenced on July 9, 1999 and which will end on July 21, 1999. Notwithstanding anything contained in this Trust and Plan, the provisions of this Section shall supercede any contrary provisions of this Trust and Plan."


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              IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment No. 3 to be executed as of the day and year first above written.


                                          SCOTT TECHNOLOGIES, INC.

                                                 ("Company")


                                          By  /s/ Debra L Kackley
                                            ----------------------------


                                          And /s/ Mark A Kink
                                             ---------------------------


              The Trustee hereby acknowledges receipt of, accepts and executes the foregoing Amendment No. 3.


                                          CHICAGO TRUST COMPANY

                                                 ("Trustee")



                                          By  /s/ Terry Ziekle
                                            ----------------------------


                                          And /s/ Dan Jaszi
                                             ---------------------------


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